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EXHIBIT 10.38

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT made and entered into on this 1st day of October 2001, to be effective as of November 1, 2001, by and between Stellent, Inc., a Minnesota corporation (hereinafter referred to as "Company") and Vern Hanzlik residing at 10433 Norwood Ave. N., Stillwater, MN 55082 (hereinafter referred to as "Employee").

                                   WITNESSETH:

         WHEREAS, the Company desires to assure itself of the services of Employee; and

         WHEREAS, Employee desires to be employed by the Company.

         NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:

1. Employment. The Company agrees to employ Employee and Employee agrees to accept such employment upon the terms and conditions hereinafter set forth.

2. Duties. Employee shall serve in an executive capacity as the President and Chief Executive Officer, of the Company performing such services as the By Laws provide, and as the Company's Board of Directors may, from time to time, determine.

3. Terms. This Agreement shall be for a six month period commencing on the effective date first above written and then automatically renewing on April 1, 2002 for one year, ultimately terminating on March 31, 2003, subject, however, to prior termination as provided as Section 7 herein.

4. Base Salary. In consideration for the Employee's service under this Agreement, the Company agrees to pay Employee a Base Salary at a rate set annually - after the end of each prior fiscal year- by the Board of Directors. Employee will receive an annual performance review after the end of each fiscal year. The Base Salary shall be subject to any withholding required by law and shall be payable in accordance with the normal payroll practices of the Company. The current Base Salary is listed in the addendum to this agreement.

5. Bonus. Employee will be eligible for quarterly and annual bonuses according to a plan determined annually - after the end of each prior fiscal year- by the Board of Directors. The current Bonus plan is set forth in the addendum to this agreement.

6.       Additional Benefits and Working Facilities.

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         (a) The Company shall furnish Employee with the equipment, office space, secretarial support and such other items related to his employment that Employee determines are necessary, useful, and appropriate to him for the duties required by his employment. The Company shall reimburse for reasonable travel, entertainment and other business related expenses, including but not limited to, conference membership fees and cellular phone costs and charges, you incur on behalf of the Company.

         (b) The Company shall provide Employee health and dental insurance, 401(k), and any other benefits included in its corporate benefit program. In addition, Employee shall have the benefit of such other employee benefit plans that the Company may, from time to time, establish and in which employee would be entitled to participate pursuant to the terms thereof. COMPANY, AT ITS SOLE DISCRETION, SHALL HAVE THE RIGHT TO CHANGE OR DISCONTINUE SUCH PLANS.

         (c) Employee shall be entitled to annual paid vacation consistent with the Company's existing vacation policy, and as amended from time to time.

         (d) In addition to Section 6(c) above, Employee shall accrue personal days at the rate of six (6) personal days per year of employment. Any personal days not used within the year of accrual shall lapse.

         (e) The Company shall reimburse Employee for all reasonable expenses incurred by Employee in connection with the Company's business, upon presentation of itemized statements therefore.

         (f) Employee shall be entitled to an automobile allowance of $700.00 per month payable as a taxable fringe benefit and in accordance with the regular payroll practices of the Company.

         (g) As additional consideration for the Employee's services under this Agreement, the Company has granted Employee a stock option. The details of this option grant are set forth in the attached addendum.

7.       Events of Termination. This Agreement may be terminated as follows:

         (a) On the expiration of the term set forth at Section 3 above;

         (b) By mutual written agreement of the parties;

         (c) Upon Employee's death;

         (d) Without notice, by the Company, for cause. "Cause" for purposes hereof shall mean a determination by the Company's Board of Directors that Employee has: (i) committed an illegal or dishonest act that directly reflects upon his fitness to act as President and Chief Executive Officer of the Company; (ii) breached his fiduciary obligations to the Company; or (iii) refused or is unable to perform his duties

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hereunder, other than as a result of illness or disability, for a period of one hundred twenty (120) days; or

         (e) At the Company's option, without cause, (i) upon 30 days' written notice to Employee provided the Employee receives 6 months severance pay (Base Salary only), or (ii) with notice in the event of a change in control of the Company (as defined in the Company's stock option plan) and Employee's employment is terminated, provided Employee immediately receives 6 months severance pay (Base Salary only).

8.       Inventions.

         (a) "Inventions," as used in this Section 8, means any discoveries, improvements, and ideas (whether or not they are in writing or reduced to practice) or works of authorship (whether or not they can be patented or copyrighted) that the Employee makes, authors, or conceives (either alone or with others) and that:

           (i) concern directly the Company's business or the Company's present or demonstratably anticipated future research or development;

           (ii)  result from any work that Employee performs for the Company;

           (iii) use the Company's equipment, supplies, facilities, or trade secret information; or

           (iv) the Employee develops during the time the Employee is performing employment duties for the Company.

         (b) Employee agrees that all inventions made by the Employee during the term of this Agreement will be the Company's sole and exclusive property. That Employee will, with respect to any invention:

           (i) keep current, accurate, and complete records, which will belong to the Company and be kept and stored on the Company's premises while the Employee is employed by the Company;

           (ii) promptly and fully disclose the existence and describe the nature of the Invention to the Company in writing (and without request);

           (iii) assign (and the Employee does hereby assign) to the Company all of his rights to the Invention, any applications he makes for patents or copyrights in any country, and any patents or copyrights granted to him in any country; and

           (iv) acknowledge and deliver promptly to the Company any written instruments, and perform any other acts necessary in the Company's opinion to preserve property rights in the Invention against forfeiture, abandonment, or loss

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           and to obtain and maintain letters patent and/or copyrights on the invention and to vest the entire right to title the Invention in the Company.

The requirements of this subsection 8(b) do not apply to any Invention for which no equipment or trade secret information of the Company was used which was developed on the Employee's own time and: (1) which does not relate directly to the Company's business or to the Company's actual or demonstrably anticipated research or development; or (2) which does not result in any way from any work the Employee performed for the Company. Except as previously disclosed to the Company in writing, prior to the commencement of employment hereunder, the Employee does not have and will not assert, any claims to or rights under any discoveries, improvements, ideas or works of authorship which are within the scope of the Company's business. With respect to obligations performed by the Employee under this subsection 8(b) following termination of employment, the Company will pay the Employee reasonable hourly compensation (consistent with the last Base Salary) and will pay or reimburse all reasonable out-of-pocket expenses.

9.       Confidential Information.

         (a) "Confidential Information," as used in this Section 9, means information that is not generally known and that is proprietary. Any information, that the Employee reasonably should consider Confidential Information, or the Company designates as Confidential Information, will be presumed to be Confidential Information (whether the Employee or others originated it and regardless of how the Employee obtained it).

         (b) Except as specifically permitted by the Company's Board of Directors or by written Company policies, the Employee will never, either during or after his employment by the Company, use Confidential Information for any purpose other than the business of the Company or disclose it to any person who is not also an employee of the Company. When the Employee's employment with the Company ends, the Employee will promptly deliver to the Company all records and any compositions, articles, devices, apparatus and other items that disclose, describe, or embody Confidential Information including all copies, reproductions and specimens of the Confidential Information in the Employee's possession, regardless of who prepared them and will promptly deliver any other property of the Company in the Employee's possession, whether or not Confidential Information.

10. Conflicts of Interest. The Employee agrees that he will not, directly or indirectly, transact business with the Company personally, or as agent, owner, partner or shareholder of any other entity; provided, however, that any such transaction may be entered into if knowingly approved by all of the disinterested members of the Company's Board of Directors.

11. Non-Competition Agreement. During the full term hereof, and on the termination of Employee's employment for any reason, Employee shall not, for a period of six (6) months from the date of such termination:

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         (a) directly or indirectly, anywhere in the United States, own, manage, operate or control, or participate in the ownership, management, operation or control of, or be connected with, or have any interest in, as a stockholder, director, officer, employee, agent, advisor, consultant, partner, or otherwise: (i) any "business" which manufactures, produces, sells, markets or distributes any products or services that are being manufactured, produced, marketed, sold or distributed by Company as of the date of such termination; or (ii) any other business which is competitive with any business currently or hereafter conducted by Company as of the date of such termination; provided, however, that nothing contained herein shall prohibit
         Employee from owning less than 3% of any class of securities listed on a national securities exchange or traded publicly in the over-the-counter market. Employee acknowledges and agrees that the provisions of this Section are both reasonable and valid in geographical and temporal scope and in all other respects. If any of the provisions of this Section are held to be unenforceable because of the scope, duration or area of its applicability, the court making such determination shall have the power to modify such scope, duration or area or all of them, and such provision shall then be applicable in such modified form.

         (b) either directly or indirectly, alone or with others, solicit or assist anyone else in the solicitation of, any of the employees employed by Company at the time of Employee's termination of employment with Company, to terminate their employment with Company and to become employed by any business enterprise with which the Employee may then be associated, affiliated or connected.

Employee will, prior to accepting employment, consulting or similar contract or agreement with any third party, inform that party of this Agreement and provide that party with a copy of this Agreement.

12. No Adequate Remedy. Employee understands that if the Employee fails to fulfill the Employee's obligations under Section 8, 9, 10 or 11 of this Agreement, the damages to the Company would be very difficult to determine. Therefore, in addition to any other rights or remedies available to the Company at law, in equity, or by statute, the Employee thereby consents to the specific enforcement of the provisions of those Sections by the Company through an injunction or restraining order issued by an appropriate court.

13. Additional Documents. The parties shall each, without further consideration, execute such additional documents as may be reasonably required in order to carry out the purpose and intent of this Agreement and to fulfill the obligation of the respective parties hereunder.

14. Waiver. Any waiver of any term or condition of this Agreement shall not operate as a waiver of any other breach of such term or condition, or of any other term or condition, nor shall any failure to enforce a provision hereof operate as a waiver of such provision or of any other provision hereof.

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15.      Notices. All communications with respect to this Agreement shall be considered given if delivered or sent as follows:

         (a) If to Employee, by first class certified mail, postage prepaid, return receipt requested, addressed as follows:

                          Vern Hanzlik
                          10433 Norwood Ave. N.
                          Stillwater, MN 55082

         (b) If to the Company, by first class mail, postage prepaid, return receipt requested, addressed as follows:

                          Mr. Robert F. Olson
                          Chairman of the Board

                          Stellent, Inc.
                          7777 Golden Triangle Drive
                          Eden Prairie, MN 55344

or mailed to such other address as the parties hereto may designate by notice given in like manner. Notice shall be effective three (3) calendar days after mailing or upon personal delivery.

16. Entire Agreement. This Agreement, together with all exhibits and writings required or contemplated hereby, constitutes the entire Agreement between the parties hereto with respect to the transaction contemplated hereby and no party shall be liable or bound to another in any manner by and warranties, representations, or guarantees, except as specifically set forth herein.

17. Modification, Amendments and Waivers. The parties hereto at any time may, by written Agreement: (i) extend the time for the performance of any of the obligations or other acts of the parties hereto; (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any exhibit, schedule, letter, certificate, or other instrument delivered pursuant hereto; (iii) waive compliance with any of the covenants or agreements contained in this Agreement; or (iv) make any other modifications of this Agreement. This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing executed by both parties hereto.

18. Severability. No finding or adjudication that any provision of this Agreement is invalid or unenforceable shall affect the validity or enforceability of the remaining provision herein, and this Agreement shall be construed as though such invalid or unenforceable provisions were omitted.

19.      Miscellaneous.

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         (a) The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective legal representatives, successors, and assigns of both of the parties hereto.

         (b) This Agreement is made pursuant to and shall be construed under the laws of the State of Minnesota.

         (c) This Agreement shall be executed in two (2) counterparts, but each of these counterparts shall, for all purposes, be deemed to be an original, but both counterparts shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective the date set forth above.

EMPLOYER:                                EMPLOYEE:

STELLENT, INC.


/s/  Robert F. Olson                     /s/ Vern Hanzlik
-------------------------                ---------------------------
By:  Robert F. Olson                     Vern Hanzlik
Chairman of the Board


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                        ADDENDUM TO EMPLOYMENT AGREEMENT

This is an addendum to the Employment Agreement, effective November 1, 2001, by and between Stellent, Inc., a Minnesota corporation (hereinafter referred to as "Company" and Vern Hanzlik (hereinafter referred to as "Employee").

         1. For purposes of the Employment Agreement the annual Base Salary is $240,000 annually.

         2. For purposes of the Employment Agreement the Bonus Plan is $160,000 annually, payable at a rate of $25,000 per quarter ($50,000 for the balance of Fiscal Year 2002) with a $60,000 (5/12th or $25,000 for the balance of Fiscal Year 2002) annual lump sum bonus payable at fiscal year end. Each quarterly bonus payment is payable at 100% if revenue and earnings meet consensus street expectations, or the Company's stated internal revenue and earnings objectives, whichever are higher. No bonus will be paid out in quarters where street/internal revenue and earnings expectations are not met. The annual bonus will be based upon objectives as determined from time to time by the Company's Board of Directors.

         3. For purposes of the Employment Agreement the Stock Option Grant is as follows: The Company has granted Employee a stock option to purchase 75,000 shares of the Company's Common Stock at the fair market value on October 1, 2001 vesting one-third on March 31, 2002, one-third on March 31, 2003, and the remaining one-third on March 31, 2004. Options will vest immediately upon Change in Control and Employee is terminated within one year of Change in Control.




         EMPLOYER:                          EMPLOYEE:
         STELLENT, INC.

         /s/  Robert  F. Olson              /s/ Vern Hanzlik
         --------------------------         --------------------------
         By:  Robert  F. Olson              Vern Hanzlik
           Chairman of the Board